Exhibit 10.1

STOCKHOLDERS AGREEMENT

dated as of

April 15, 2014

between

MOELIS & COMPANY

and

MOELIS & COMPANY PARTNER HOLDINGS LP

and

THE OTHER PERSONS SET FORTH ON THE SIGNATURE PAGES HERETO

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Gender	7

ARTICLE II

APPROVAL OF CERTAIN MATTERS

Section 2.1	Approval of Holdings	7

ARTICLE III

TRANSFER

Section 3.1	Transfers and Joinders	9
Section 3.2	Binding Effect on Transferees	9
Section 3.3	Additional Purchases	9
Section 3.4	Charter Provisions	9
Section 3.5	Legend	9

ARTICLE IV

HOLDINGS BOARD REPRESENTATION

Section 4.1	Nominees	10
Section 4.2	Committees	11

ARTICLE V

TERMINATION

Section 5.1	Term	11
Section 5.2	Survival	11

ARTICLE VI

REGISTRATION RIGHTS

Section 6.1	Demand Registration	12

iii

INDEX OF DEFINED TERMS

Actions	25
Affiliate	1
Agreement	1
Beneficial Owner	1
Board	1
By-Laws	1
Certificate of Incorporation	1
Class A Shares	2
Class B Condition	2
Class B Shares	2
Code	2
Company	1
Company Plan	2
Contract	2
Control	3
Controlled Affiliate	3
Demand	12
Demand Registration	12
Demand Stockholder	3
Equity Interests	3
Equivalent Class A Shares	3
ERISA	2
Exchange Act	3
Filings	3
FINRA	3
Form S-3	16
Free Writing Prospectus	3
Governmental Entity	3
Holdings	1
Incapacity	3
Inspectors	20
IPO	3
IPO Registration Statement	1
IPO Underwriting Agreement	4
Issuer Free Writing Prospectus	4
Losses	25
Material Contract	4
Other Demanding Sellers	15
Other Proposed Sellers	15
Partnership	4
Partnership LP Agreement	4
Partnership LP Unit	4
Permitted Holdings Transferee	4
Permitted Stockholder Transferee	4
Permitted Transferee	5
Person	5
Piggyback Notice	14
Piggyback Registration	14
Piggyback Seller	14
Piggyback Stockholder	5
Proceeding	30
Records	20
Registrable Amount	5
Registrable Securities	5
Registration Expenses	24
Representative	6
Requested Information	24
Requesting Stockholder	12
SEC	6
Secondary Class B Condition	6
Securities Act	6
Selected Courts	30
Selling Holders	18
Shelf Notice	16
Shelf Registration Effectiveness Period	16
Shelf Registration Statement	16
Shelf Underwritten Offering	17
Stockholder Affiliates	4
Stockholders	1
Subsidiary	6
Suspension Period	16
Transfer	6
Underwritten Offering	6
Voting Securities	7

iv

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT (the “Agreement”), dated as of April 15, 2014, between Moelis & Company, a Delaware corporation (the “Company”), Moelis & Company Partner Holdings LP, a Delaware limited partnership (“Holdings”), and the Persons (as defined herein) set forth on the signature pages hereto (together with Holdings and all other Persons who become Company stockholders party hereto in accordance with this Agreement, the “Stockholders”).

WHEREAS, in connection with the IPO (as defined herein), the Company and its Affiliates (as defined herein) intend to consummate the transactions described in the Registration Statement on Form S-1 (Registration No. 333-194306) (the “IPO Registration Statement”); and

WHEREAS, the Stockholders and the Company desire to address herein certain relationships among themselves with respect to the Equity Interests in the Partnership (as defined herein).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Definitions.  As used in this Agreement, the following terms shall have the following meanings:

An “AFFILIATE” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“BENEFICIAL OWNERSHIP” has the same meaning given to it in Section 13(d) under the Exchange Act and the rules thereunder, except that a person will be deemed to have “beneficial ownership” of all securities that person has the right to acquire, whether the right is exercisable immediately, only after the passage of time or only after the satisfaction of conditions and notwithstanding any right to pay cash in lieu of such securities.  The terms “BENEFICIALLY OWN” and “BENEFICIAL OWNER” shall have correlative meanings.

“BOARD” means the board of directors of the Company.

“BY-LAWS” means the by-laws of the Company, as may be amended and/or restated from time to time.

“CERTIFICATE OF INCORPORATION” means the certificate of incorporation of the Company, as may be amended and/or restated from time to time.

“CLASS A SHARES” means shares of the Class A Common Stock of the Company and any equity securities issued or issuable in exchange for or with respect to such Class A Shares by way of a dividend, split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

The “CLASS B CONDITION” shall be deemed to be satisfied for so long as Kenneth Moelis (i) maintains directly or indirectly ownership of an aggregate of at least 4,458,445 shares of Class A Shares and Equivalent Class A Shares, each as adjusted for any stock split, stock dividend, reverse stock split, recapitalization, business combination, reclassification or similar event, in each case with such adjustment being determined by the Board; (ii) maintains directly or indirectly Beneficial Ownership of at least five percent (5%) of the issued and outstanding Class A Shares (calculated, without duplication, on the basis that all issued and outstanding Partnership LP Units not held by the Company or its Subsidiaries had been exchanged for Class A Shares), as adjusted for any stock split, stock dividend, reverse stock split, recapitalization, business combination, reclassification or similar event, in each case with such adjustment being determined by the Board; (iii) has not been convicted of a criminal violation of a material U.S. federal or state securities law that constitutes a felony or a felony involving moral turpitude; (iv) is not deceased; and (v) has not had his employment agreement terminated in accordance with its terms because of a breach of his covenant to devote his primary business time and effort to the business and affairs of the Company and its subsidiaries or because he suffered an Incapacity.

“CLASS B SHARES” means shares of the Class B Common Stock of the Company and any equity securities issued or issuable in exchange for or with respect to such Class B Shares by way of a dividend, split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“CODE” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

“COMPANY PLAN” means each material (i) “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) “multiemployer plans” (within the meaning of ERISA section 3(37)), and (iii) stock purchase, stock option, phantom stock or other equity-based plan, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit and compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), under which any current or former employee, director or consultant of the Company or its Subsidiaries or Controlled Affiliates (or any of their dependents) has any present or future right to compensation or benefits or the Company or its Subsidiaries or Controlled Affiliates has any present or future liability.

“CONTRACT” means any legally binding bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, in each case, whether contingent or otherwise and including all amendments thereto.

“CONTROL” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of company securities, by contract or otherwise.

A “CONTROLLED AFFILIATE” of any Person means any Affiliate that directly or indirectly, through one or more intermediaries, is Controlled by such Person.

“DEMAND STOCKHOLDER” means any Stockholder that, together with its Permitted Transferees and their respective Permitted Transferees who are in each case Stockholders, holds at least a Registrable Amount.

“EQUITY INTERESTS” means, with respect to a Stockholder and its Permitted Transferees, the Partnership LP Units Beneficially Owned by such Stockholder and its Permitted Transferees as of the date hereof, and all securities which such securities are exchanged for.

“EQUIVALENT CLASS A SHARES” means on any date, the number of Class A Shares represented by any shares, units, interests, options, warrants, evidence of indebtedness, stock awards or other securities or awards which by their terms are directly or indirectly convertible into, exchangeable for, exercisable for or pursuant to which the holder is entitled to receive Class A Shares, whether immediately, only after the passage of time or only after the satisfaction of conditions and notwithstanding any right to pay cash in lieu of Class A Shares.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“FILINGS” means annual, quarterly and current reports and other documents filed or furnished by the Company or any Subsidiary of the Company under the Exchange Act; annual reports to stockholders, annual and quarterly statutory statements of the Company or any Subsidiary of the Company; and any registration statements, prospectuses and other documents filed or furnished by the Company or any of its Subsidiaries or Controlled Affiliates under the Securities Act.

“FINRA” means the Financial Industry Regulatory Authority Inc.

“FREE WRITING PROSPECTUS” means a free writing prospectus, as defined in Rule 405 under the Securities Act.

“GOVERNMENTAL ENTITY” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“INCAPACITY” means, with respect to Mr. Moelis, the entry of an order of incompetence or of insanity, or permanent physical incapacity or death.

“IPO” means the initial public offering of Class A Shares pursuant to an effective Registration Statement under the Securities Act.

“IPO UNDERWRITING AGREEMENT” means the underwriting agreement, dated as of April 15, 2014, between the Company and the underwriters named therein.

“ISSUER FREE WRITING PROSPECTUS” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

“MATERIAL CONTRACT” means:

(i)                                     any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act or disclosed by the Company on a Current Report on Form 8-K;

(ii)                                  any Contract that limits in any material respect the ability of the Company or any of its Subsidiaries or Controlled Affiliates to compete in any line of business or with any Person or in any geographic area;

(iii)                               any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability or other similar agreement or arrangement entered into by the Company or any of its Subsidiaries or Controlled Affiliates; and

(iv)                              any Contract involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration (in one or a series of transactions) under such Contract of $20 million or more.

“PARTNERSHIP” means Moelis & Company Group LP, a Delaware limited partnership.

“PARTNERSHIP LP AGREEMENT” means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 15, 2014, as may be amended and/or restated from time to time.

“PARTNERSHIP LP UNIT” means a partnership unit in the Partnership designated as a “Partnership Class A Common Unit” and any equity securities issued or issuable (including Class A Shares) in exchange for or with respect to such Partnership Class A Common Units (x) by way of a dividend, split or combination of shares, (y) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization or (z) otherwise.

“PERMITTED HOLDINGS TRANSFEREE” means, with respect to Holdings (a) any other Stockholder or (b) Affiliates of Holdings.

“PERMITTED STOCKHOLDER TRANSFEREE” means, with respect to a Stockholder (other than Holdings and its Permitted Transferees) (a) any other Stockholder, (b) such Stockholder’s Affiliates, (c) any member or general or limited partner of such Stockholder, (d) any corporation, partnership, limited liability company or other entity that is an Affiliate of such Stockholder or any member, general or limited partner of such Stockholder (collectively, “Stockholder Affiliates”), (e) any general partner, director, limited partner, officer or employee of any Stockholder Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (e), (f) such Stockholder’s spouse, (g) a lineal descendant of such Stockholder’s maternal or paternal grandparents, the spouse of any such descendant or a lineal descendant of any such spouse, (h) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and presumptive remaindermen of which are one or more of such Stockholder and persons described in clauses (e) through (g) of this definition, (i) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such Stockholder and Persons described in clauses (e) through (g) of this definition; provided, however, that any subsequent Transfer of any portion of the Beneficial Ownership of the entity such that it is Beneficially Owned in any part by a Person other than a Stockholder and/or a Person described in clauses (e) through (g) of this definition, will not be deemed to be a Transfer to a Permitted Stockholder Transferee, (j) an individual mandated under a qualified domestic relations order and (k) a legal or personal representative of such Stockholder in the event of his death or Disability (as defined below). For purpose of this definition:  (i) “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and such adopted Person’s descendants; (ii) “presumptive remaindermen” shall refer to those Persons entitled to a share of a trust’s assets if it were then to terminate; and (iv) “Disability” shall refer to any physical or mental incapacity which prevents a Stockholder (if applicable) from carrying out all or substantially all of his duties under his employment agreement with the Company in such capacity for any period of one hundred and twenty (120) consecutive days or any aggregate period of six (6) months in any twelve (12) month period, as determined by a majority of the members of the Board (but for the sake of clarity not including the Stockholder in respect of which the determination is being made (if applicable)).

“PERMITTED TRANSFEREE” means each Permitted Holdings Transferee and each Permitted Stockholder Transferee.

“PERSON” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“PIGGYBACK STOCKHOLDER” means any Stockholder that, together with its Permitted Transferees and their respective Permitted Transferees who are in each case Stockholders, Beneficially Owns at least a Registrable Amount.

“REGISTRABLE AMOUNT” means a number of Registrable Securities representing at least one percent (1%) of the aggregate number of Class A Shares issued and outstanding immediately after the consummation of the IPO (calculated, without duplication, on the basis that all issued and outstanding Partnership LP Units designated as “Partnership Class A Common Units” not held by the Company or its Subsidiaries had been exchanged for shares of Class A Shares).

“REGISTRABLE SECURITIES” means any Class A Shares (including upon the exchange of Partnership LP Units).  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise Transferred by the holder thereof pursuant to such effective registration statement, (y) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act or (z) such securities may be sold to the public in accordance with Rule 144 or (any successor provision) promulgated under the Securities Act by a Person that is not an “affiliate” (as defined in Rule 144) of the Company where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination).

“REPRESENTATIVE” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

The “SECONDARY CLASS B CONDITION” shall be deemed to be satisfied for so long as Mr. Moelis (i) maintains directly or indirectly ownership of an aggregate of at least 2,229,222 shares of Class A Shares and Equivalent Class A Shares, each as adjusted for any stock split, stock dividend, reverse stock split, recapitalization, business combination, reclassification or similar event, in each case with such adjustment being determined by the Board; (ii) maintains directly or indirectly Beneficial Ownership of at least five percent (5%) of the issued and outstanding Class A Shares (calculated, without duplication, on the basis that all issued and outstanding Partnership LP Units not held by the Company or its Subsidiaries had been exchanged for Class A Shares), as adjusted for any stock split, stock dividend, reverse stock split, recapitalization, business combination, reclassification or similar event, in each case with such adjustment being determined by the Board; (iii) has not been convicted of a criminal violation of a material U.S. federal or state securities law that constitutes a felony or a felony involving moral turpitude; (iv) is not deceased; and (v) has not had his employment agreement terminated in accordance with its terms because of a breach of his covenant to devote his primary business time and effort to the business and affairs of the Company and its subsidiaries or because he suffered an Incapacity.

“SECURITIES ACT” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“SUBSIDIARY” or “SUBSIDIARIES” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“TRANSFER” means, with respect to any securities, to sell, assign, transfer or otherwise dispose of such securities.

“UNDERWRITTEN OFFERING” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“VOTING SECURITIES” means Class A Shares, Class B Shares and any other securities of the Company or any Subsidiary of the Company entitled to vote generally in the election of directors of the Company.

Section 1.2                                    Gender.  For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

APPROVAL OF CERTAIN MATTERS

Section 2.1                                    Approval of Holdings.

(a)                                 So long as the Class B Condition is satisfied, the Board shall not authorize, approve or ratify any of the following actions or any plan with respect thereto without the prior approval (which approval may be in the form of an action by written consent) of Holdings:

(i)                                     any incurrence of indebtedness (other than inter-company indebtedness), in one transaction or a series of related transactions, by the Company or any of its Subsidiaries or Controlled Affiliates in an amount in excess of $20 million;

(ii)                                  any issuance by the Company or any of its Subsidiaries or Controlled Affiliates in any transaction or series of related transactions of equity or equity-related securities (other than preferred stock, which is addressed by Section 2.1(a)(iii) below) which would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least three percent (3%) of the total number of votes that may be cast in the election of directors of the Company if all issued and outstanding Class A Shares were present and voted at a meeting held for such purpose (other than (1) upon issuances of securities pursuant to the Company’s equity incentive plan described in the IPO Registration Statement (as the same may be supplemented, amended or restated from time to time), (2) upon the exchange of Partnership LP Units for securities pursuant to the Certificate of Incorporation and (3) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are outstanding on the date of this Agreement or issued in compliance with this Agreement);

(iii)                               the issuance of any preferred stock;

(iv)                              any equity or debt commitment to invest or investment or series of related equity or debt commitments to invest or investments by the Company or any of its Subsidiaries or Controlled Affiliates in a Person or group of related Persons in an amount greater than $20 million;

(v)                                 any entry by the Company or any of its Subsidiaries or Controlled Affiliates into a new line of business that requires an investment in excess of $20 million;

(vi)                              the adoption of a stockholder rights plan by the Company;

(vii)                           any removal or appointment of any officer of the Company that is, or would be, subject to Section 16 of the Exchange Act;

(viii)                        any amendment to the Certificate of Incorporation or By-Laws;

(ix)                              any amendment to the Partnership LP Agreement;

(x)                                 the renaming of the Company;

(xi)                              the adoption of the Company’s annual budget and business plans and any material amendments thereto;

(xii)                           the declaration and payment of any dividend or other distribution (other than such dividends or other distributions (i) required to be made pursuant to the terms of any outstanding preferred stock of the Company or (ii) in connection with the transactions described in the IPO Registration Statement);

(xiii)                        the entry into any merger, consolidation, recapitalization, liquidation, or sale of the Company or all or substantially all of the assets of the Company or consummation of a similar transaction involving the Company (other than a merger, consolidation or similar transaction solely between or among the Company and one or more direct or indirect wholly-owned subsidiaries of the Company which transaction would not adversely impact the rights of Holdings or Mr. Moelis) or entering into any agreement providing therefor;

(xiv)                       voluntarily initiating any liquidation, dissolution or winding up of the Company or permitting the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the Company or any of its Subsidiaries or Controlled Affiliates;

(xv)                          the entry into or material amendment of any Material Contract;

(xvi)                       the entry into any transaction, or series of similar transactions or Contract (other than a Company Plan unless otherwise required by any other provision hereof) that would be required to be disclosed under Item 404 of Regulation S-K under the Exchange Act;

(xvii)                    the initiation or settlement of any material Action; or

(xviii)                 changes to the Company’s taxable year or fiscal year.

(b)                                 After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition is satisfied, the Board shall not authorize, approve or ratify any of the following actions or any plan with respect thereto without the prior approval (which approval may be in the form of an action by written consent) of Holdings:

(i)                                     any removal or appointment of the Chief Executive Officer of the Company;

(ii)                                  any amendment to the Certificate of Incorporation or Bylaws that materially and adversely affects in a disproportionate manner the rights of Mr. Moelis; or

(iii)                               any amendment to the Partnership LP Agreement that materially and adversely affects in a disproportionate manner the rights of Mr. Moelis.

ARTICLE III

TRANSFER

Section 3.1                                    Transfers and Joinders.  If a Stockholder effects any Transfer of Equity Interests to a Permitted Transferee or any other Person approved by the Company in its sole and absolute discretion, such Permitted Transferee may, if not a Stockholder, within five (5) days of such Transfer execute a joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be a “Stockholder” for all purposes of this Agreement and which provides that such Permitted Transferee shall be bound by and shall fully comply with the terms of this Agreement.

Section 3.2                                    Binding Effect on Transferees.  Subject to execution of a joinder to this Agreement with five (5) days of the applicable Transfer, in form and substance reasonably acceptable to the Company, pursuant to Section 3.1, such Permitted Transferee shall become a Stockholder hereunder.

Section 3.3                                    Additional Purchases.  Any Registrable Securities Beneficially Owned by a Stockholder on or after the date of this Agreement shall have the benefit of and be subject to the terms and conditions of this Agreement.

Section 3.4                                    Charter Provisions.  The parties hereto shall use their respective reasonable efforts (including voting or causing to be voted all of the Voting Securities held of record by such party or Beneficially Owned by such party by virtue of having voting power over such Voting Securities) so as to prevent any amendment to the Certificate of Incorporation or By-Laws as in effect as of the date of this Agreement that would (a) add restrictions to the transferability of the Voting Securities by Holdings or its Permitted Transferees who remain a “Stockholder” (as such term is used herein) at the time of such an amendment, which restrictions are beyond those then provided for in the Certificate of Incorporation, this Agreement or applicable securities laws or (b) nullify any of the rights of Holdings or its Permitted Transferees who remain a “Stockholder” (as such term is used herein) at the time of such amendment, which rights are explicitly provided for in this Agreement, unless, in each such case, such amendment shall have been approved by such Stockholder.

Section 3.5                                    Legend.  Any certificate representing Voting Securities issued to a Stockholder shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The shares represented by this certificate are subject to the provisions contained in the Stockholder Agreement, dated as of April 15, 2014, by and between Moelis & Company and the stockholders of Moelis & Company described therein.”

The Company shall make customary arrangements to cause any Voting Securities issued in uncertificated form to be identified on the books of the Company in a substantially similar manner.

ARTICLE IV

HOLDINGS BOARD REPRESENTATION

Section 4.1                                    Nominees.

(a)                                 Until the Class B Condition ceases to be satisfied, the Company and each Stockholder shall take all reasonable actions within their respective control (including voting or causing to be voted all of the Voting Securities held of record by such Stockholder or Beneficially Owned by such Stockholder by virtue of having voting power over such Voting Securities, and, with respect to the Company, as provided in Sections 4.1(c) and (d)) so as to cause to be elected to the Board, and to cause to continue in office, not more than eleven (11) directors (or such other number of directors as Holdings may agree to in writing), and at any given time:

(i)                                     until the Class B Condition ceases to be satisfied, a number of directors equal to a majority of the Board shall be individuals designated by Holdings; and

(ii)                                  after the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition is satisfied, a number of directors (rounded up to the nearest whole number) equal to one quarter of the Board shall be individuals designated by Holdings.

(b)                                 For so long as either the Class B Condition or the Secondary Class B Condition is satisfied, if Holdings notifies the Stockholders of its desire to remove, with or without cause, any director previously designated by it, the Stockholders shall vote or cause to be voted all of the shares of Voting Securities held of record by such Stockholders or Beneficially Owned by such Stockholders by virtue of having voting power over such Voting Securities and take all other reasonable actions within its control to cause the removal of such director.

(c)                                  The Company agrees to include in the slate of nominees recommended by the Board those persons designated by Holdings in accordance with Section 4.1(a) and to use its reasonable best efforts to cause the election of each such designee to the Board, including nominating such designees to be elected as directors, in each case subject to applicable law.

(d)                                 In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who is designated by Holdings in accordance with Section 4.1(a), the Company agrees to take at any time and from time to time all actions necessary to cause the vacancy created thereby to be filled as promptly as practicable by a new designee of Holdings.  In the event that the size of the Board is expanded to more than eleven (11) directors, the Company agrees to take at any time and from time to time all actions necessary to cause the Board to continue to have the number of the designees of Holdings that corresponds to the requirements of Section 4.1(a).

(e)                                  In the event that at any time the number of directors entitled to be designated by Holdings pursuant to Section 4.1(a) decreases, Holdings and its Permitted Transferees shall take reasonable actions to cause a sufficient number of designated directors to resign from the Board at or prior to the end of such designated director’s term such that the number of designated directors after such resignation(s) equals the number of directors Holdings would have been entitled to designate pursuant to Section 4.1(a). Any vacancies created by such resignation may remain vacant until the next annual meeting of stockholders or filled by a majority vote of the Board.  Notwithstanding the foregoing, such designated director(s) need not resign from the Board at or prior to the end of such director’s term if the Company’s nominating committee recommends the nomination of such director(s) for election at the next annual meeting coinciding with the end of such director’s term, or otherwise (and for the avoidance of doubt, such director shall no longer be considered a designee of Holdings).

Section 4.2                                    Committees.  For so long as this Agreement is in effect, the Company shall take all reasonable actions within its control at any given time so as to cause to be appointed to any committee of the Board a number of directors designated by Holdings that is up to the number of directors that is proportionate (rounding up to the next whole director) to the representation that Holdings is entitled to designate to the Board under this Agreement, to the extent such directors are permitted to serve on such committees under the applicable rules of the SEC and the New York Stock Exchange or by any other applicable stock exchange. It is understood by the parties hereto that Holdings shall not be required to have its directors represented on any committee and any failure to exercise such right in this section in a prior period shall not constitute any waiver of such right in a subsequent period.

ARTICLE V

TERMINATION

Section 5.1                                    Term.  The terms of this Agreement shall terminate, and be of no further force and effect:

(a)                                 upon the mutual consent of all of the parties hereto;

(b)                                 with respect to Holdings, if the Secondary Class B Condition ceases to be satisfied; or

(c)                                  with respect to each Stockholder (other than Holdings), at such time after the Secondary Class B Condition ceases to be satisfied that such Stockholder and its Permitted Transferees who are Stockholders cease to Beneficially Own a Registrable Amount.

Section 5.2                                    Survival.  If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no further force and effect, except for:  (i) the provisions set forth in this Section 5.2, Section 6.2 (which shall terminate, and be of no further force and effect, with respect to each Stockholder, at such time as such Stockholder and its Affiliates ceases to Beneficially Own a Registrable Amount), Section 6.7, Article VII, Section 9.8 and Section 9.9; (ii) the rights with respect to the breach of any provision hereof by the Company; and (iii) any registration rights vested or obligations accrued as of the date of termination of this Agreement to the extent, in the case of registration rights so vested, if such Stockholder ceases to meet the definition of a Stockholder under this Agreement subsequent to the vesting of such registration rights as a result of action taken by the Company.

ARTICLE VI

REGISTRATION RIGHTS

Section 6.1                                    Demand Registration.

(a)                                 At any time after the date that is one hundred and eighty (180) days after the date hereof (or such earlier date (i) as would permit the Company to cause any filings required hereunder to be filed on the 180th day after the date hereof or (ii) as is permitted by waiver under the IPO Underwriting Agreement), any Stockholders that on the date a Demand (as hereinafter defined) is made constitute Demand Stockholders (a “Requesting Stockholder”) shall be entitled to make a written request of the Company (a “Demand”) for registration under the Securities Act of a number of Registrable Securities that, when taken together with the number of Registrable Securities requested to be registered under the Securities Act by such Requesting Stockholder’s Permitted Transferees who are Stockholders, equals or is greater than the Registrable Amount (a “Demand Registration”) and thereupon the Company will, subject to the terms of this Agreement, use its reasonable best efforts to effect the registration as promptly as practicable under the Securities Act of:

(i)                                     the Registrable Securities which the Company has been so requested to register by the Requesting Stockholders for disposition in accordance with the intended method of disposition stated in such Demand which may be an Underwritten Offering;

(ii)                                  all other Registrable Securities which the Company has been requested to register pursuant to Section 6.1(b); and

(iii)                               all Class A Shares which the Company may elect to register in connection with any offering of Registrable Securities, but subject to Section 6.1(f);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional Class A Shares, if any, to be so registered.

(b)                                 A Demand shall specify:  (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Stockholder (or Requesting Stockholders).  Within five (5) days after receipt of a Demand, the Company shall give written notice of such Demand to all other Stockholders.  Subject to Section 6.1(f), the Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten (10) days after the Company’s notice required by this paragraph has been given.  Such written request shall comply with the requirements of a Demand as set forth in this Section 6.1(b).

(c)                                  For so long as the Secondary Class B Condition is satisfied, Holdings shall be entitled to an unlimited number of Demand Registrations until such time as the Stockholders and their Permitted Transferees who are Stockholders, together, Beneficially Own less than a Registrable Amount.  After the Secondary Class B Condition ceases to be satisfied, each Stockholder shall be entitled to an unlimited number of Demand Registrations until such time as such Stockholder and its Permitted Transferees who are Stockholders, together, Beneficially Own less than a Registrable Amount.

(d)                                 Demand Registrations shall be on such registration form of the SEC for which the Company is eligible as shall be selected by the Requesting Stockholders, including, to the extent permissible, an automatically effective registration statement or an existing effective registration statement filed by the Company with the SEC, and shall be reasonably acceptable to the Company.

(e)                                  The Company shall not be obligated to effect any Demand Registration (A) within ninety (90) days of a “firm commitment” Underwritten Offering in which all Stockholders were given “piggyback” rights pursuant to Section 6.2 (subject to Section 6.1(f)) and provided that at least 50% of the number of Registrable Securities requested by such Stockholders to be included in such Demand Registration were included, (B) within ninety (90) day of any other Underwritten Offering pursuant to Section 6.3(e). In addition, the Company shall be entitled to postpone (upon written notice to all Stockholders) for a reasonable period of time not to exceed ninety (90) days in succession the filing or the effectiveness of a registration statement for any Demand Registration (but no more than twice, or for more than one hundred and twenty (120) days in the aggregate, in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that the filing or effectiveness of the registration statement relating to such Demand Registration would cause the disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential. In the event of a postponement by the Company of the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable Securities held by the Requesting Stockholders shall have the right to withdraw such Demand in accordance with Section 6.4.

(f)                                   The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of Stockholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration.  If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an Underwritten Offering, a nationally recognized investment bank engaged in connection with such Demand Registration) advises the Company, in writing, that, in its opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter or investment bank can be sold without such adverse effect as follows and in the following order of priority:  (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Stockholders, which, in the opinion of the underwriter can be sold without adversely affecting the marketability of the offering, pro rata among such Stockholders requesting such Demand Registration on the basis of the number of such securities held by such Stockholders and such Stockholders that are Piggyback Sellers (as defined below); (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the number of such other securities requested to be included or such other method determined by the Company.

(g)                                  Any investment bank(s) that will serve as an underwriter with respect to such Demand Registration or, if such Demand Registration is not an Underwritten Offering, any investment bank engaged in connection therewith, shall be selected (i) by Holdings, for so long as the Secondary Class B Condition is satisfied, and thereafter (ii) by the Stockholder participating in such Demand Registration that holds (together with its Permitted Transferees who are Stockholders) a number of Registrable Securities included in such Demand Registration constituting a plurality of all Registrable Securities included in such Demand Registration.

Section 6.2                                    Piggyback Registration.

(a)                                 Subject to the terms and conditions hereof, whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration by the Company (x) on a registration statement on Form S-4 or (y) on a registration statement on Form S-8 (or in any of the cases of (x) or (y) on any successor forms thereto)) (each a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give each Stockholder that on such date constitutes Piggyback Stockholder prompt written notice thereof (but not less than ten (10) business days prior to the filing by the Company with the SEC of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the SEC, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by the Company of the proposed minimum offering price of such equity securities.  Upon the written request of any Person that on the date of such Piggyback Notice constitutes a Piggyback Stockholder (any such Persons a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller), given within five (5) days after such Piggyback Notice is received by such Person, the Company, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company’s equity securities being sold in such Piggyback Registration.

(b)                                 If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized investment bank engaged in connection with such Demand Registration) advises the Company in writing that, in its opinion, the inclusion of all the equity securities sought to be included in such

Piggyback Registration by (i) the Company, (ii) others who have sought to have equity securities of the Company registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of equity securities of the Company (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such equity securities as the Company is so advised by such underwriter can be sold without such an effect, as follows and in the following order of priority:

(i)                                     if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of equity securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers and securities sought to be registered by Other Demanding Sellers (if any), pro rata on the basis of the number of Class A Shares proposed to be sold by such Piggyback Sellers and Other Demanding Sellers and (C) third, other equity securities held by any Other Proposed Sellers; or

(ii)                                  if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of equity securities sought to be registered by each Other Demanding Seller and the Piggyback Sellers pro rata in proportion to the number of Class A Shares sought to be registered by all such Other Demanding Sellers (if any) and Piggyback Sellers and (B) second, other equity securities proposed to be sold by any Other Proposed Sellers or to be sold by the Company as determined by the Company and with such priorities among them as may from time to time be determined or agreed to by the Company.

(c)                                  In connection with any Underwritten Offering under this Section 6.2 for the Company’s account, the Company shall not be required to include a holder’s Registrable Securities in the Underwritten Offering unless such holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company.

(d)                                 If, at any time after giving written notice of its intention to register any of its equity securities as set forth in this Section 6.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each Piggyback Stockholder within five (5) days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided, that Stockholders may continue the registration as a Demand Registration pursuant to the terms of Section 6.1.

Section 6.3                                    Shelf Registration.

(a)                                 Subject to Section 6.3(e), and further subject to the availability of a Registration Statement on Form S-3 or a successor form, which may be an automatically effective registration statement at any time the Company is eligible (“Form S-3”), to the Company, Holdings (for so long as the Secondary Class B Condition is satisfied) or any Stockholder (after the Secondary Class B Condition has ceased to be satisfied) may by written notice delivered (which notice can be delivered at any time after the first anniversary of the date hereof) to the Company (the “Shelf Notice”) require the Company to (i) file as promptly as practicable (but no later than 30 days after the date the Shelf Notice is delivered), and to use reasonable best efforts to cause to be declared effective by the SEC at the earliest possible date permitted under the rules and regulations of the SEC (but no later than 60 days after such filing date), a Form S-3, or (ii) use an existing Form S-3 filed with the SEC, in each case providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities Beneficially Owned by such Stockholder (or any of its Permitted Transferees who are Stockholders), as the case may be, and any other Persons that at the time of the Shelf Notice meet the definition of a Stockholder who elect to participate therein as provided in Section 6.3(c) (the “Shelf Registration Statement”).

(b)                                 For so long as the Secondary Class B Condition is satisfied, Holdings, together with its Permitted Transferees, shall be entitled to require the Company to file an unlimited number of Shelf Registration Statements until such time as the Stockholders and their Permitted Transferees who are Stockholders, together, Beneficially Own less than a Registrable Amount.  After the Secondary Class B Condition ceases to be satisfied, each Stockholder shall be entitled to require the Company to file an unlimited number of Shelf Registration Statements until such time as such Stockholder and its Permitted Transferees who are Stockholders, together, Beneficially Own less than a Registrable Amount.

(c)                                  Within five business days after receipt of a Shelf Notice pursuant to Section 6.3(a), the Company will deliver written notice thereof to each Piggyback Stockholder.  Each Piggyback Stockholder may elect to participate in the Shelf Registration Statement by delivering to the Company a written request to so participate within ten days after the Shelf Notice is received by any such Piggyback Stockholder.

(d)                                 Subject to Section 6.3(e), the Company will use reasonable best efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise (the “Shelf Registration Effectiveness Period”).

(e)                                  Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Demand Stockholders who elected to participate in the Shelf Registration Statement, to require such Demand Stockholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a reasonable period of time not to exceed 90 days in succession or 120 days in the aggregate in any 12 month period (a “Suspension Period”) if the

Board determines in good faith and in its reasonable judgment that it is required to disclose in the Shelf Registration Statement material, non-public information that the Company has a bona fide business purpose for preserving as confidential. Immediately upon receipt of such notice, the Demand Stockholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below.  Any Suspension Period shall terminate at such time as the public disclosure of such information is made.  After the expiration of any Suspension Period and without any further request from a Demand Stockholder, the Company shall as promptly as practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   At any time, and from time-to-time, during the Shelf Registration Effectiveness Period (except during a Suspension Period), Holdings (for so long as the Secondary Class B Condition is satisfied) or any Stockholder (after the Secondary Class B Condition has ceased to be satisfied) may notify the Company of its intent to sell Registrable Securities covered by the Shelf Registration Statement (in whole or in part) in an Underwritten Offering (a “Shelf Underwritten Offering”); provided that the Company shall not be obligated to participate in more than four Underwritten Offerings during any twelve-month period. Such notice shall specify (x) the aggregate number of Registrable Securities requested to be registered in such Shelf Underwritten Offering and (y) the identity of the Stockholder(s) requesting such Shelf Underwritten Offering.  Upon receipt by the Company of such notice, the Company shall promptly comply with the applicable provisions of this Agreement, including those provisions of Section 6.6 relating to the Company’s obligation to make filings with the Commission, assist in the preparation and filing with the SEC of prospectus supplements and amendments to the Shelf Registration Statement, participate in “road shows,” agree to customary “lock-up” agreements with respect to the Company’s securities and obtain “comfort” letters, and the Company shall take such other actions as necessary or appropriate to permit the consummation of such Shelf Underwritten Offering as promptly as practicable. Each Shelf Underwritten Offering shall be for the sale of a number of Registrable Securities equal to or greater than the product of (i) two (2) and (ii) the Registrable Amount.  In any Shelf Underwritten Offering, the Company shall select the investment bank(s) and managers that will serve as lead or co-managing underwriters with respect to the offering of such Registrable Securities, which shall be reasonably acceptable to the Stockholders participating in such Shelf Underwritten Offering that hold a majority of the Registrable Securities included in such Shelf Underwritten Offering.

Section 6.4                                    Withdrawal Rights.

Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement.  In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such

Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement.  No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within ten days following the mailing of such notice, such holder(s) of Registrable Securities still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by their Permitted Transferees who are Stockholders, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof.

Section 6.5                                    Holdback Agreements.

Each Piggyback Seller agrees not to effect any sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such equity securities, during any time period reasonably requested by the Company (which shall not exceed 90 days) with respect to any Underwritten Offering, Demand Registration or Piggyback Registration (in each case, except as part of such registration), or, in each case, during any time period (which shall not exceed 180 days) required by any underwriting agreement with respect thereto.

Section 6.6                                    Registration Procedures.

(a)                                 If and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 6.1, 6.2 and 6.3 the Company shall as promptly as practicable (in each case, to the extent applicable):

(i)                                     prepare and file with the SEC a registration statement to effect such registration, cause such registration statement to become effective at the earliest possible date permitted under the rules and regulations of the SEC and thereafter use reasonable best efforts to cause such registration statement to remain effective pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration (“Selling Holders”) copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel (it being understood that counsel to the Selling Holders will conduct its review and provide any comments promptly);

(ii)                                  prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith and any Exchange Act reports incorporated by reference therein as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Selling Holder(s) set forth in such registration statement or (x) in the case of a Demand Registration pursuant to Section 6.1, the expiration of 60 days after such registration statement becomes effective, (y) in the case of a Piggyback Registration pursuant to Section 6.2, the expiration of 60 days after such registration statement becomes effective or (z) in the case of a Shelf Registration pursuant to Section 6.3, the Shelf Registration Effectiveness Period;

(iii)                               furnish to each Selling Holder and each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each Free Writing Prospectus utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and any Issuer Free Writing Prospectus and such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holder;

(iv)                              use reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(v)                                 use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ Stock Market;

(vi)                              use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;

(vii)                           in connection with an Underwritten Offering, obtain for each Selling Holder and underwriter:

(A)                               an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such Selling Holder and underwriters, and

(B)                               a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in AU Section 634 of the AICPA Professional Standards, an “agreed upon procedures” letter) signed by the independent registered public accountants who have certified the Company’s financial statements included in such registration statement (and, if necessary, any other independent registered public accountant of any Subsidiary of the Company or any business acquired by the Company from which financial statements and financial data are, or are required to be, included in the registration statement);

(viii)                        promptly make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable such Selling Holder or underwriter to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement promptly; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (viii) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such holder of Registrable Securities requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to the Company; and provided, further, that each holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(ix)          promptly notify in writing each Selling Holder and the underwriters, if any, of the following events:

(A)          the filing of the registration statement, the prospectus or any prospectus supplement related thereto, any Issuer Free Writing Prospectus or post-effective amendment to the registration statement, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B)          any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information;

(C)          the issuance by the SEC or any of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

(D)          when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the registration statement; and

(E)           the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any Proceeding for such purpose;

(x)           notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any Selling Holder, promptly prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(xi)          use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement;

(xii)         otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to Selling Holders, as promptly as practicable, an earnings statement of the Company covering the period of at least 12 months, but not more than 18 months, beginning with the first day of the Company’s first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii)        use its reasonable best efforts to assist Stockholders who made a request to the Company to provide for a third party “market maker” for the Class A Shares; provided, however, that the Company shall not be required to serve as such “market maker”;

(xiv)        cooperate with any Selling Holder and any underwriters and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law), if necessary or appropriate, representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Selling Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates, if necessary or appropriate;

(xv)         have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Selling Holders and the underwriters in the offering, marketing or selling of the Registrable Securities;

(xvi)        have appropriate officers of the Company, and cause representatives of the Company’s independent registered public accountants, to participate in any due diligence discussions reasonably requested by any Selling Holder or any underwriter;

(xvii)       if requested by any underwriter, agree, and cause the Company and any directors or officers of the Company to agree, to be bound by customary “lock-up” agreements restricting the ability to dispose of Company securities;

(xviii)      if requested by any Selling Holders or any underwriter, promptly incorporate in the registration statement or any prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Selling Holders may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities;

(xix)        cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of FINRA;

(xx)         otherwise use reasonable best efforts to cooperate as reasonably requested by the Selling Holders and the underwriters in the offering, marketing or selling of the Registrable Securities;

(xxi)        otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and all reporting requirements under the rules and regulations of the Exchange Act; and

(xxii)       use reasonable best efforts to take any action requested by the Selling Holders, including any action described in clauses (i) through (xxi) above to prepare for and facilitate any “over-night deal” or other proposed sale of Registrable Securities over a limited timeframe.

The Company may require each Selling Holder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request to complete or amend the information required by such registration statement.

Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall furnish to the underwriter, if any (or, if no underwriter, the Selling Holder), unlegended certificates representing ownership of the Registrable Securities being sold (unless, in the Company’s sole discretion, such Registrable Securities are to be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form), in such denominations as requested and instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

(b)           Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.6(a)(ix), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.6(a)(ix) and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in such Selling Holder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, any applicable 60 day or two year period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 6.6(a)(ix) to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the SEC.

Section 6.7            Registration Expenses.

All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement including (i) (A) all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, (B) all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in NASD Rule 2720 or the equivalent rule incorporated into the FINRA rulebook), (C) all fees and expenses of compliance with securities and “blue sky” laws, (D) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, (E) all messenger and delivery expenses, (F) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters, “agreed-on-procedure” letter and opinions), (G) fees and expenses of one counsel to the Stockholders selling in such registration (which firm shall be selected by the Stockholders selling in such registration that hold a majority of the Registrable Securities included in such registration, provided that such counsel is reasonably acceptable to the Company) and (H) except as otherwise provided in this Section 6.7, the fees and expenses (including transfer taxes) of every nationally recognized investment bank engaged in connection with a Demand Registration or a Piggyback Registration that is not an Underwritten Offering (collectively, the “Registration Expenses”) and (ii) any expenses described in clauses (i)(A) through (i)(H) above incurred in connection with the marketing and sale of Registrable Securities shall be borne by the Company, regardless of whether a registration is effected, marketing is commenced or a sale is made, provided that, in the case of clauses (i) and (ii), the Company shall not bear fees or expenses under clauses (i)(G) and (i)(H) with respect to (x) a Stockholder who withdraws a request to include any Registrable Securities in any registration or offering under this Article VI or any Underwritten Offering if, during the twelve (12) months prior to such Underwritten Offering, two or more other Underwritten Offerings have been effected pursuant to this Article VI. The Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded.  Each Selling Holder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder’s Registrable Securities pursuant to any registration.

Section 6.8            Request for Information.  Not less than five business days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Stockholder who has timely provided the requisite notice hereunder entitling the Stockholder to register Registrable Securities in such registration statement of the information, documents and instruments from such Stockholder that the Company or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second day before the expected filing date, the Requested Information from such Stockholder, the Company may file the Registration Statement without including Registrable Securities of such Stockholder.  The failure to so include in any registration statement the Registrable Securities of a Stockholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Stockholder.

Section 6.9            No Grant of Future Registration Rights.  The Company shall not grant any shelf, demand, piggyback or incidental registration rights that are senior to the rights granted to the Stockholders hereunder to any other Person without the prior written consent of Piggyback Sellers holding a majority of the Registrable Securities held by all Piggyback Sellers.

Section 6.10          Control of Registration Rights.  For the avoidance of doubt, until the Secondary Class B Condition ceases to be satisfied, any and all rights and remedies of a Stockholder (other than Holdings) under this Article VI may only be exercised or enforced by such Stockholder with the prior approval of Holdings and Holdings shall have the right to enforce all such rights and remedies hereunder on behalf of such Stockholder.

ARTICLE VII

INDEMNIFICATION

Section 7.1            General Indemnification.  The Company agrees to indemnify and hold harmless each Stockholder and its Affiliates and their respective officers, directors, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the “Losses”), in each case, based on, arising out of, resulting from or in connection with any claim, action, cause of action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or other (collectively, “Actions”), based on, arising out of, pertaining to or in connection with (i) the ownership or the operation of the assets or properties, and the operation or conduct of the business of, including contracts entered into by, the Company, whether before, on or after the date hereof (ii) any other activity that the Company or its Subsidiaries or Controlled Affiliates engages in and (iii) any untrue statement or alleged untrue statement of a material fact contained in any Filing or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than misstatements or omissions made in reliance on information relating to and furnished by Holdings in writing expressly for use in the preparation of such Filing. The indemnity agreement contained in this Section 7.1 shall be applicable whether or not any Action or the facts or transactions giving rise to such Action arose prior to, on or subsequent to the date of this Agreement.

Section 7.2            Registration Statement Indemnification.

(a)           The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and officers, directors, employees, managers, members, partners and Affiliates from and against all Losses caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, any Issuer Free Writing Prospectus, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to the Company by such Selling Holder expressly for use therein. In connection with an Underwritten Offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the holders of Registrable Securities being sold. Reimbursements payable pursuant to the indemnification contemplated by this Section 7.2(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(b)           In connection with any registration statement in which a holder of Registrable Securities is participating, each such Selling Holder will furnish to the Company in writing information regarding such Selling Holder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by any untrue statement of material fact contained in the registration statement, Issuer Free Writing Prospectus, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Selling Holder expressly for use therein; provided, however, that each Selling Holder’s obligation to indemnify the Company hereunder shall, to the extent more than one Selling Holder is subject to the same indemnification obligation, be apportioned between each Selling Holder based upon the net amount received by each Selling Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Selling Holders of Registrable Securities sold pursuant to such registration statement. Notwithstanding the foregoing, no Selling Holder shall be liable to the Company for amounts in excess of the lesser of (i) such apportionment and (ii) the net amount received by such holder in the offering giving rise to such liability.

Section 7.3            Notice.  Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

Section 7.4            Defense of Actions.  In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an Action effected without its consent.  The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence).  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action.  Any Losses for which an indemnified party is entitled to indemnification or contribution under this Article VII shall be paid by the indemnifying party to the indemnified party as such Losses are incurred.  The indemnity and contribution agreements contained in this Article VII shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any indemnified party, the Company, its directors or officers, or any person controlling the Company, and (ii) any termination of this Agreement.  The parties hereto shall, and shall cause their respective Subsidiaries or Controlled Affiliates to, cooperate with each other in a reasonable manner with respect to access to unprivileged information and similar matters in connection with any Action.  The provisions of this Article VII are for the benefit of, and are intended to create third party beneficiary rights in favor of, each of the indemnified parties referred to herein.

Section 7.5            Contribution.  If recovery is not available under the foregoing indemnification provisions for any reason or reasons, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons.  In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances.  It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.  Notwithstanding the foregoing, no Selling Holder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Section 8.1            Representations and Warranties of Stockholders.  Each Stockholder represents and warrants to the Company that (a) it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such Stockholder and is a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms; (c) the execution, delivery and performance by Stockholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Stockholder is a party or, if the Stockholder is an entity, the organizational documents of such Stockholder; and (d) such Stockholder has good and marketable title to the Partnership LP Units owned by it as of the date hereof free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the Partnership LP Agreement.

Section 8.2            Representations and Warranties of the Company.  the Company represents and warrants to Holdings that (a) the Company is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both constitute) a default by the Company under the Certificate of Incorporation or By-Laws, any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or Controlled Affiliates or any of their respective properties or assets, or any agreement or instrument to which the Company or any of its Subsidiaries or Controlled Affiliates is a party or by which the Company or any of its Subsidiaries or Controlled Affiliates or any of their respective properties or assets may be bound.

ARTICLE IX

MISCELLANEOUS

Section 9.1            Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 9.1) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

(a) If to the Company, to:

Moelis & Company
399 Park Avenue, 5th Floor
New York, New York 10022
Phone:   (212) 883-3800
Fax:        (212) 880-4260
Attention:  General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Phone:   (212) 735-3000
Fax:        (212) 735-2000
Attention:  Joseph A. Coco, Esq.

(b) if to Holdings, to:

the address and facsimile number set forth in the records of the Company.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by email, facsimile, with confirmation received, to the email addresses or facsimile numbers specified above (or at such other address or facsimile number for a party as shall be specified by like notice).  Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

Section 9.2            Interpretation.  The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 9.3            Severability.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 9.4            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

Section 9.5            Adjustments Upon Change of Capitalization.  In the event of any change in the outstanding Class A Shares and Class B Shares, as applicable, by reason of dividends, splits, reverse splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term “Class A Shares” and “Class B Shares” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Class A Shares and Class B Shares, as applicable.

Section 9.6            Entire Agreement; No Third Party Beneficiaries.  This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, except as provided in Article VII, any rights or remedies hereunder.

Section 9.7            Further Assurances.  Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.  Without limiting the generality of the foregoing, each of the Stockholders (i) acknowledges that such Stockholder will prepare and file with the SEC filings under the Exchange Act, including under Section 13(d) of the Exchange Act, relating to its Beneficial Ownership of Voting Securities and (ii) agrees to use its reasonable efforts to assist and cooperate with the other parties in promptly preparing, reviewing and executing any such filings under the Exchange Act, including any amendments thereto.

Section 9.8            Governing Law; Equitable Remedies.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity.  Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.  Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 9.9            Consent to Jurisdiction.  With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or Holdings at their respective addresses referred to in Section 9.1; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (iii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT

(WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 9.10          Amendments; Waivers.

(a)           No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)           No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.11          Successors and Assigns.  Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto.  No Stockholder may assign any of its rights hereunder to any Person other than a Permitted Transferee.  Each Permitted Transferee of any Stockholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company unless and until (i) if required under Section 3.1, the Company shall have received written notice of such transfer and the joinder of the transferee provided for in Section 3.1, and (ii) such transferee can establish Beneficial Ownership or ownership of record of a Registrable Amount (whether individually or together with its Affiliates that are Stockholders or transferees of Stockholders and, if applicable, its other Permitted Transferees that are Stockholders or transferees of Stockholders). Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.

Section 9.12          Status.  Holdings shall not be deemed to be a member of a “group” (as such term is defined in Section 13D of the Exchange Act), and Holdings shall not be deemed to “beneficially own” (as such term is defined in Section 13D of the Exchange Act) Class A Shares owned by any other Stockholder, because of this Agreement or any provision hereof.

Section 9.13          Actions in Other Capacities.  Nothing in this Agreement shall limit, restrict or otherwise affect any actions taken by Holdings in its capacity as an stockholder, partner, member or member of the Company or any of its Subsidiaries or Controlled Affiliates.

Section 9.14          Rule 144.  The Company covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), and it will take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and filing requirements.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

MOELIS & COMPANY

By:	/s/ Osamu Watanabe
Name: Osamu Watanabe
Title: General Counsel

MOELIS & COMPANY PARTNER HOLDINGS LP

By:	Moelis & Company Holdings GP LLC,
its general partner

By:	/s/ Osamu Watanabe
Name: Osamu Watanabe
Title: General Counsel

KENNETH MOELIS

/s/ Kenneth Moelis

THE MOELIS IRREVOCABLE TRUST

By:	/s/ Kenneth Moelis
Name: Kenneth Moelis
Title: Authorized Signatory

THE MOELIS FAMILY TRUST

By:	/s/ Kenneth Moelis
Name: Kenneth Moelis
Title: Authorized Signatory